As Filed with the Securities and Exchange Commission January 7, 2010

Registration No. 333-163802

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Amendment No. 1

to

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Stem Cell Therapy International, Inc.

(Exact name of registrant as specified in its charter)

Nevada	2834	88-0374180
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code number)	(I.R.S. Employer Identification No.)

13046 Racetrack Rd. # 233

Tampa, FL 33626

(813) 283-2556

(Address and telephone number of principal executive offices)

Clint Gage, Esq.

Roetzel & Andress

350 E. Las Olas Boulevard

Suite 1150

Fort Lauderdale, FL 33301

Office: 954-462-4260 Fax: 954-462-4260

(Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

Explanatory Note: This Amendment No. 1 to Form S-1 is being filed solely to file exhibit 5.1, the legal opinion of Michael J. Morrison, Esq., and to update the Exhibit Index accordingly.

EXHIBIT INDEX

Exhibit Number	Description

3.1	Articles of Incorporation of Stem Cell Therapy International, Inc., as amended*

3.2	Articles of Incorporation of Stem Cell Therapy Corp.*

3.3	Certificate of Designation of Series A Preferred Stock*

3.4	By-laws of Stem Cell Therapy International, Inc.*

3.5	Amended and Restated Certificate of Designations of Preferences, Rights and Limitations of Series A Preferred Stock. (included by reference as exhibit 3(i) to 8k dated November 3, 2009)

5.1	Legal Opinion

10.1	Business Consulting and Services Agreement dated as of December 16, 2004 between Stem Cell Therapy International Corp. and PMS SA.*

10.2	Consulting Agreement dated as of January 4, 2005 between Stem Cell Therapy International Corp. and RES Holdings Corp.*

10.3	Investor and Media Relations Contract dated as of February 10, 2005 between Stem Cell Therapy International Corp. and Stern & Co.*

10.4	Executive Suite Lease Agreement dated as of February 15, 2005 between Stem Cell Therapy International Corp. and Wilder Corporation.*

10.5	Engagement Letter dated as of May 3, 2005 between the Company and Westminster Securities Corporation.*

10.6	Reorganization and Stock Purchase Agreement dated as of September 1, 2005 between the Company (then Altadyne, Inc.), Stem Cell Therapy International Corp. and R Capital Partners, Inc.*

10.7	Licensing Agreement dated as of September 1, 2005 between the Company and Institute of Cell Therapy.*

10.8	Consulting Agreement dated as of September 1, 2005 between the Company and European Consulting Group, LLC.*

10.9	Consulting Agreement dated as of September 1, 2005 between the Company and Global Management Enterprises, LLC.*

10.10	Consulting Agreement dated as of September 1, 2005 between the Company and USA Consulting Group, LLC.*

10.11	Professional Services Agreement dated as of September 7, 2005 between the Company and Bridgehead Group Limited, Inc.*

10.12	Public Relations Agreement dated as of September 19, 2005 between the Company and Stern & Co.*

10.13	Advisory Physician Agreement dated as of October 4, 2005 between the Company and Alexey Bersenev.*

10.14	Medical and Scientific Advisory Board Member Agreement dated as of October 10, 2005, between the Company and Dr. Weiwen Deng.*

10.15	Medical and Scientific Advisory Board Member Agreement dated as of October 24, 2005, between the Company and Dr. Jorge Quintero.*

10.16	Medical and Scientific Advisory Board Member Agreement dated as of October 24, 2005, between the Company and Dr. Salvador Vargas.*

10.17	Medical and Scientific Advisory Board Member Agreement dated as of December 2, 2005 between the Company and Dr. Igor Katkov.*

10.18	Medical and Scientific Advisory Board Member Agreement dated as of December 2, 2005, between the Company and Dr. Nikita Tregubov.*

10.19	Business Advisory Board Agreement dated as of December 5, 2005 between the Company and Fred J. Villella.*

10.20	Business Development Advisory Agreement dated as of January 1, 2006 between the Company and Alexander Kulik.*

10.21	Termination and Modification of Engagement Letter dated January 4, 2006 between the Company and Westminster Securities Corporation.*

10.22	Business Consulting and Services Agreement dated January 20, 2006 between the Company and Julio C. Ferreira dba Sphaera Inte-Par.*

10.23	Business Development Advisory Agreement dated as of February 7, 2006 between the Company and Gus Yepes.*

10.25	Treating Physician Agreement dated as of October 24, 2005 between the Company and Dr. Salvador Vargas.*

10.26	Treating Physician Agreement dated as of October 24, 2005 between the Company and Dr. Jorge Quintero.*

10.27	Consulting Agreement dated as of June 9, 2006 between the Company and Rick Langley.**

10.28	Patient Treatment Agreement dated November 1, 2006 between the Company and Shenzhen Beike Biotechnology Company Limited. (Included as an exhibit to Registrant’s Annual Report on Form 10-KSB for the year ended March 31, 2007 and incorporated herein by reference)

10.29	Consulting Agreement dated as of October 12, 2006 between the Company and SOS Resource Services, Inc. (Included as an exhibit to the Registrant’s Quarterly Report on Form 10-QSB for the nine months ended December 31, 2006 and incorporated herein by reference)

10.30	Newbridge Securities Agreement (Included as an exhibit to Registrant’s Quarterly Report on Form-10QSB for the period ended June 30, 2007)

10.31	Business Advisory Agreement between the Company and Newbridge Securities Agreement (Included as an exhibit to Registrant’s Quarterly Report on Form-10QSB for the period ended September 30, 2007)

10.32	Employment Agreement between the Company and Calvin Cao (Included as an exhibit to Registrant’s Quarterly Report on Form-10QSB for the period ended September 30, 2007)

10.33	Employment Agreement between the Company and Lixian (John) Jiang (Included as an exhibit to Registrant’s Quarterly Report on Form-10QSB for the period ended September 30, 2007)

10.34	Employment Agreement between the Company and Andrew J. Norstrud (Included as an exhibit to Registrant’s Quarterly Report on Form-10QSB for the period ended September 30, 2007)

10.35	Memorandum of Understanding between the Company and Histostem Co., Ltd. (Filed as exhibit 10.35 on Form 8K with the SEC on February 29, 2008 and incorporated herein by reference)

10.36	Reorganization and Stock Purchase Agreement between the Company and Histostem Co., Ltd. (Filed as exhibit 10.36 on Form 8K with the SEC on March 18, 2008 and incorporated herein by reference)

10.37	Amendment No. 1 to the Reorganization and Stock Purchase Agreement between the Company and Histostem Co., Ltd. (Filed as exhibit 10.36 on Form 8K with the SEC on April 22, 2008 and incorporated herein by reference)

10.38	Amendment No. 2 to the Reorganization and Stock Purchase Agreement between the Company and Histostem Co., Ltd. (Filed as exhibit 10.36 on Form 8K with the SEC on June 26, 2008 and incorporated herein by reference)

10.39	Letter from Aidman Piser & Company, P.A. (Included as exhibit 10.30 to the Registrant’s Annual Report on Form 10-KSB for the year ended March 31, 2008)

10.40	Employment agreement between Stem Cell Therapy International, Inc. and David Stark (included as exhibit 10.40 to the Registrant’s Quarterly Report on Form 10-Q for the three and six months ended September 30, 2009)

10.41	Employment agreement between Stem Cell Therapy International, Inc. and Andrew J. Norstrud (included as exhibit 10.41 to the Registrant’s Quarterly Report on Form 10-Q for the three and six months ended September 30, 2009)

10.42	Preferred Stock Purchase Agreement, dated November 2, 2009 (included by reference as exhibit 99.1 to 8k dated November 3, 2009)

10.43	Warrant to Purchase Common Stock, dated November 2, 2009 (included by reference as exhibit 99.2 to 8k dated November 3, 2009)

14.1	Code of Ethics (Included as exhibit 14.1 to the Registrant’s Annual Report on Form 10KSB Amendment 2 for the year ended March 31, 2008 filed with the SEC on February 10, 2009)

21.	List of Subsidiaries*

23.1	Consent of Aidman, Piser & Company, P.A. dated December 15, 2009***

23.2	Consent of Brimmer, Burek & Keelan, LLP dated December 14, 2009***

*	Previously filed with the Company’s initial filing of Form 10-SB, file number 000-51931, filed on April 25, 2006, and incorporated by this reference as an exhibit to this Form S-1.
**	Previously filed with the Company’s filing of Form 10-QSB, filed on November 14, 2006 and incorporated by this reference as an exhibit.
***	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has caused this Amendment No. 1 to Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Tampa, Florida on January 7, 2010.

STEM CELL THERAPY INTERNATIONAL INC.

By:	/S/ DAVID STARK
David Stark
Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature:	Capacity:	Date:

/S/ DAVID STARK	Chairman of the Board and Chief Executive Officer (principal executive officer)	January 7, 2010
David Stark

/s/ ANDREW NORSTRUD	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 7, 2010
Andrew Norstrud

/s/ LIXIAN (JOHN) JIANG	Director	January 7, 2010
Lixian (John) Jiang